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[LETTERHEAD]


                               January 30, 1998



Bay Bancshares, Inc.
1001 Highway 146 South
LaPorte, Texas 77571

Ladies and Gentlemen:

We have acted as counsel to Bay Bancshares, Inc., a Texas corporation (the "Company"), in connection with the registration and proposed issuance of up to 1,216,430 shares (the "Shares") of its common stock, par value $1.00 per share (the "Common Stock") in connection with the (i) Bay Bancshares, Inc. 1997 Stock Incentive Plan, (ii) Bay Bancshares, Inc. Amended and Restated 1997 Key Employee Stock Option Plan and (iii) Bay Bancshares, Inc. 1993 Phantom Stock Plan (collectively, the "Plans"). The Company is filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, a Registration Statement on Form S-8 relating to the Shares (the "Registration Statement").

We have examined originals or copies of (1) the Registration Statement; (2) the Articles of Incorporation of the Company, as amended; (3) the Bylaws of the Company, as amended; (4) certain resolutions of the Board of Directors of the Company; (5) such other documents and records as we have deemed necessary and relevant for purposes hereof. In addition, we have relied upon certificates of officers of the Company and telegrams of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.

Based on the foregoing, and subject to the limitations set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly and validly authorized and when issued and paid for in accordance with the terms of each of the Plans, for a consideration at least equal to the par value thereof, the Shares will be validly issued, fully paid and nonassessable.

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[LETTERHEAD]


Bay Bancshares, Inc.
January 30, 1998
Page 2


The foregoing opinion is based on and is limited to the law of the State of Texas and the relevant law of the United States of America, and we render no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name therein. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including this Exhibit within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                       Very truly yours,



                                       Bracewell & Patterson, L.L.P.
                                       --------------------------------------
                                       Bracewell & Patterson, L.L.P.